UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
 ___________________________________

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 21, 2023 (July 21, 2023)
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 Booz Allen Hamilton Holding Corporation
(Exact name of Registrant as specified in its charter)
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Delaware			001-34972	26-2634160
(State or other jurisdiction of incorporation)			(Commission File Number)	(IRS Employer Identification No.)

8283 Greensboro Drive,	McLean,	Virginia		22102
(Address of principal executive offices)				(Zip Code)
Registrant’s telephone number, including area code: (703) 902-5000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock	BAH	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 21, 2023, Booz Allen Hamilton Holding Corporation (the “Company”) entered into a Settlement Agreement (the “Settlement Agreement”) with the United States of America, acting through the United States Department of Justice (the “DOJ”) and on behalf of the Defense Contract Management Agency (collectively, the “United States”), to resolve the previously disclosed civil investigation related to certain elements of the Company's cost accounting and indirect cost charging practices from April 1, 2011 through March 31, 2021 (the “Covered Conduct”).

Under the terms of the Settlement Agreement, the Company has agreed to pay to the United States $377.5 million (the “Settlement Amount”), which the Company expects to pay with cash on hand and by drawing on its revolving credit facility. The Company had previously recorded a $350.0 million reserve relating to this investigation and had previously disclosed that it believed the range of reasonably possible loss in connection with the investigation to be between $350 million and $378 million. Upon the United States’ receipt of the Settlement Amount, the United States will release the Company from any civil or administrative monetary claims for the Covered Conduct under the civil False Claims Act and other specified civil statutes and common law theories of liability.

The Company entered into the Settlement Agreement to avoid the delay, uncertainty and expense of protracted litigation. The Settlement Agreement contains no admission of liability by the Company.

Forward Looking Statements

This report contains, or may be deemed to contain, “forward-looking statements” (as defined in the U.S. Private Securities Litigation Reform Act of 1995). These statements express Booz Allen’s current expectation of future events or its future performance and do not relate directly to historical or current events. As such, Booz Allen’s future actions and related results may vary from any expectations or goals expressed in, or implied by, the forward-looking statements included in this report, possibly to a material degree. Booz Allen can offer no assurance that the assumptions made in preparing any of the forward-looking statements will prove accurate or that any long-term goals will be realized. All forward-looking statements included in this report speak only as of the date made, and, except as required by law, Booz Allen undertakes no obligation to update or revise publicly any such forward-looking statements, whether as a result of new information, future events, or otherwise.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Booz Allen Hamilton Holding Corporation

BY:	/s/ Nancy J. Laben
Nancy J. Laben
Executive Vice President and Chief Legal Officer
Date: July 21, 2023